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                                                                    Exhibit 23.1

                             Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan of Triumph Group, Inc. of our report dated April 23, 1997, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission.

Philadelphia, Pennsylvania
October 1, 1997